UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2012

RICHFIELD OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-54576	35-2407100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 W. South Temple, Suite 1050
Salt Lake City, UT 84101
      (Address of principal executive offices)

(801) 519-8500
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Certain warrants issued by Richfield Oil & Gas Company (the “Company”) are set to expire on October 31, 2012. These warrants entitle the warrant holders to purchase up to 3,328,418 shares of the Company’s common stock (the “Common Stock”). On October 20, 2012, the Company elected to extend the expiration date of these warrants from October 31, 2012 to December 31, 2012. The Company is in the process of notifying each of the applicable warrant holders of the extension to the expiration date of the warrants. The warrant holders include Peter Lazarevski, holding warrants to purchase up to 1,500,000 shares of Common Stock; MacKov Investments Limited, holding warrants to purchase up to 1,325,29 shares of Common Stock; and certain other individuals, holding warrants to purchase up to an aggregate of 503,125 shares of Common Stock. MacKov Investments Limited is an entity wholly owned and controlled by Glenn G. MacNeil, the Company’s Chief Financial Officer and a member of its Board of Directors.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 19, 2012, the stockholders of the Company voted to approve an amendment to the Company’s Articles of Incorporation to, among other things, effect a reverse stock split of the Company’s outstanding Common Stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of the Common Stock to 250,000,000 shares, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the authority of the Company’s board of directors (the “Board”) to abandon such amendment.

On October 22, 2012, the Board approved the reverse stock split of the Company’s outstanding Common Stock at an exchange ratio of 1-for-10.

The Board also authorized the amendment to the Company’s Articles of Incorporation, and the Company filed a Certificate of Amendment to effect such amendment with the Secretary of State of the State of Nevada on October 23, 2012 (the “Certificate of Amendment”).

The Certificate of Amendment provides that it is effective as of 8:00 a.m., Pacific Time, on October 23, 2012, at which time every ten (10) shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of the Common Stock, without any change in the par value per share. The Company will not issue fractional shares in connection with the reverse stock split. Holders of the Common Stock will be entitled to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the effectiveness of the reverse stock split and the decrease in the number of authorized shares of the Company’s Common Stock is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)  A special meeting of stockholders of the Company was held on October 19, 2012 (the “Special Meeting”).

(b)  The Company's stockholders voted on the following two proposals (described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 2, 2012) at the Special Meeting and cast their votes as follows:

Proposal No. 1	To ratify the appointment of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

For	Against	Abstain
191,846,537	547,898	0

Proposal No. 2	To approve an amendment to the Company’s Articles of Incorporation to, among other things, effect a reverse stock split of the Common Stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of Common Stock to 250,000,000, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the Board’s authority to abandon such amendment.

For	Against	Abstain
177,277,645	14,566,790	550,000

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHFIELD OIL & GAS COMPANY

By	/s/ Douglas C. Hewitt, Sr.
Douglas C. Hewitt, Sr.
Chief Executive Officer

Date	October 25, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Articles of Incorporation of Richfield Oil & Gas Company
99.1	Press Release, dated October 25, 2012